U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K/A
Amendment No. 1

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 20, 2013

AMERICAN GRAPHITE TECHNOLOGIES INC.
(Exact name of small business issuer as specified in its charter)

Nevada	000-54521	27-2841739
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

3651 Lindell Rd., Ste D#422, Las Vegas, NV 89103
(Address of principal executive offices)

702-473-8227
(Issuer's Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

The purpose of this Amendment No. 1 to American Graphite Technologies Inc. Report on Form 8-K filed with the Securities and Exchange Commission on June 19, 2013 (the “Form 8-K”), is soley to amend a typographical error in Section 1 - Registrant's Business and Operations under the subparagraph Private Placement Agreements to correct the total units to 188,888 from the previously stated 188,000.

No other changes have been made to the Form 8-K. This Amendment No. 1 to the Form 8-K speaks as of the original filing date of the Form 8-K does not reflect events that may have occurred subsequent to the original filing date, and does not modify or update in any way disclosures made in the original Form 8-K.

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01  Entry into a Material Definitive Agreement

Private Placement Agreements:

On May 9th and May 20th, 2013 respectively, we entered into Private Placement Agreements  with one U.S. investor and  non-US investor pursuant to which, the investors have funded a total of $95,000 by way of a private placement units subscription agreement for a total of 188,888 units of the common stock of the Company at a price of $0.45 per unit, each unit consisting of one share and one share purchase warrant entitling the subscriber to purchase one additional share of common stock at $0.75 per share within one year from the original date of the private placement.   This placement was not introduced to the Company by CT.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Number	Description
10.1	Agency Agreement between the Company and Carter Terry	Incorporated by reference to our Form 8-K filed with the SEC on June 19, 2013.
10.2	Form of Subscription Agreement for Draw Down	Incorporated by reference to our Form 8-K filed with the SEC on September 11, 2012.
10.3	Form of Private Placement Units Subscription Agreement	Incorporated by reference to our Form 8-K filed with the SEC on June 19, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

American Graphite Technologies Inc.

Date: June 20, 2013	By:	/s/ Rick Walchuk
	Name:	Rick Walchuk
	Title:	President, Secretary, Treasurer and Director